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As filed with the Securities and Exchange Commission on October 5, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2004

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-39813 (Commission File Number)	13-3916496 (IRS Employer Identification No.)
Four Gatehall Drive, Suite 110, Parsippany, New Jersey (Address of Principal Executive Offices)		07054 (Zip Code)

Registrant's telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

        On October 4, 2004, B&G Foods, Inc. (the "Company") issued a press release announcing the latest results of the previously announced cash tender offer and consent solicitation for any and all of the Company's $220,000,000 principal amount outstanding 9 5/8% senior subordinated notes due 2007 (the "Notes"). Tenders had been received for approximately $194.2 million aggregate principal amount of the Notes, representing approximately 88.3% of the Notes, before the deadline for holders to submit tenders in order to receive the consent payment in connection with the tender offer. The tender offer is conditioned upon, among other things, the consummation of certain related financing transactions, including the closing of the contemplated initial public offering of Enhanced Income Securities by the Company's parent, B&G Foods Holdings Corp., following the merger of the Company with and into its parent. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

  (c)
  Exhibits.

99.1	Press Release dated October 4, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.
Dated: October 5, 2004	By:	/s/ ROBERT C. CANTWELL Robert C. Cantwell Executive Vice President of Finance and Chief Financial Officer

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  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE